SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.   20549

                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934

             Date of Report
             (Date of earliest
             event reported):              August 28, 1997

                             Hein-Werner Corporation
             (Exact name of registrant as specified in its charter)



   Wisconsin                         1-2725                   39-0340430
   (State or other              (Commission File             (IRS Employer
   jurisdiction of                   Number)              Identification No.)
   incorporation)


                               2120 Pewaukee Road
                               Waukesha, WI 53188
           (Address of principal executive office, including zip code)


                                 (414) 542-6611
                         (Registrant's telephone number)

   Item 2.        Acquisition or Disposition of Assets.

        On August 28, 1997, Hein-Werner Corporation (the "Company") sold substantially all of the business, including certain assets and liabilities, of its Winona Van Norman Division (the "Division") to Van Norman Equipment Co., Inc., a Minnesota corporation ("Buyer"), pursuant to an Asset Purchase Agreement, dated as of August 18, 1997, by and among the Company, Buyer and Cornelius E. Mieras ("Mieras")(the "Asset Agreement" ). The Company's sale of the business, including certain assets and liabilities of the Division, as well as the consummation of the transactions related thereto, is referred to as the "Disposition." Prior to the Disposition, Mieras was employed by the Company as President of the Division.

        Pursuant to the Asset Agreement: (i) the Company sold the Division to Buyer for $1,277,652 in cash at the closing of the Disposition subject to the assumption by Buyer of certain contractual and other liabilities of the Division; (ii) the Company agreed to a five-year convenant not to compete in the manufacture or sale of (a) machines used in gas or diesel engine rebuilding or reconditioning and (b) truck and automotive brake lathes, (subject to certain exceptions) and (iii) the Company agreed to indemnify Buyer (a) against any inaccuracy in or breach by the Company of the Company's representations and warranties contained therein, (b) against the breach of any covenant of the Company contained therein, and
   (c) for liabilities not specifically assumed by Buyer under the Asset Agreement. The purchase price paid by Buyer for the business, certain assets and liabilities of the Division was determined on the basis of arm's length negotiations between the parties. The Company has paid or accrued approximately $1.8 million of direct Disposition costs.

        The Division designs, manufactures and supplies advanced engineered machinery for the automotive aftermarket, primarily for automotive, truck, diesel and high-performance engine rebuilding. The Division also manufactures brake lathes and related equipment as well as providing contract machining services. Located in Winona, Minnesota, the Division employs 59 people and recorded net sales of approximately $7 million in 1996.

        The Asset Agreement is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. The brief summaries of certain of the material provisions of the Asset Agreement set forth above are each qualified in their entirety by reference to the agreement filed as an exhibit hereto.

   Item 7.        Financial Statements and Exhibits.

        (a)  Financial Statement of Business Acquired - Not applicable


        (b)  Pro Forma Financial Information


                             HEIN-WERNER CORPORATION
                          UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION

        The following unaudited pro forma financial information relates to the disposition (such disposition as well as the consummation of certain related transactions is referred to herein as the "Disposition") by Hein-Werner Corporation (the "Company") of substantially all of the business, certain assets and liabilities of its Winona Van Norma Division (the "Division") pursuant to an Asset Purchase Agreement, dated August 18, 1997, by and among the Company, Winona Van Norman Equipment Co, Inc., a Minnesota corporation, and Cornelius E. Mieras. The Disposition was deemed to be effective as of the close of business on August 28, 1997.
   The pro forma amounts have been prepared based upon certain accounting and other pro forma adjustments as described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements of the Company.

        The unaudited pro forma condensed consolidated statements of operations reflect the historical results of operations of the Company including the Division for the year ended December 31, 1996, with pro forma adjustments as if the Disposition had occurred as of the beginning of fiscal 1996. The historical financial statements for the six months ended June 28, 1997 reflect the Division as a discontinued operation. The pro forma condensed consolidated statement of operations for the year ended December 31, 1996 includes a column titled "H-W pro forma without GBI." This information is taken from the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission relating to the May 29, 1997 sale of the Company's Great Bend Industries ("GBI) division. The final pro forma numbers, therefore, reflect the sale of both GBI and the Division. The pro forma adjustments are described in the accompanying notes and give effect to events that are (a) directly attributable to the Disposition, (b) factually supportable and (c) in the case of certain income adjustments, expected to have a continuing impact.

        The unaudited pro forma condensed consolidated financial statements should be read in connection with the Company's Annual Report on Form 10-K for the year ended December 31, 1996, the Company's Quarterly Report on Form 10-Q for the quarter ended June 28, 1997 and the Company's Current Report on Form 8-K relating to the sale of GBI.

        The unaudited pro forma financial information presented is for information purposes only and does not purport to represent what the Company's financial position or results of operations as of the dates presented would have been had the Disposition in fact occurred on such date or at the beginning of the periods indicated, or to project the Company's financial position or results of operations for any future date or period.

                 Pro Forma Condensed Consolidated Balance Sheet
                                  June 28, 1997
                                   (unaudited)
                                                   Pro Forma
    (in thousands)                                   Adjust-
                                    Hein-Werner     ments(1)     Pro Forma

    ASSETS

    Current assets:
      Cash                           $ 8,861        $ 1,489      $10,350
      Accounts receivable, net        12,928                      12,928
      Inventories                      9,727                       9,727
      Assets of discontinued
         business awaiting
         disposition                   5,052         (5,052)           0
      Prepaid expenses and other       2,361                       2,361
                                    --------      ---------    ---------
         Total current assets         38,929         (3,563)      35,366


    Property, plant and equipment      2,777                       2,777
    Other assets                       1,599                       1,599
                                    --------      ---------    ---------
    Total assets                     $43,305        $(3,563)     $39,742
                                    ========      =========    =========

    LIABILITIES AND STOCKHOLDERS'
      EQUITY
    Current liabilities:

      Notes payable                  $ 2,404                      $2,404
      Current installments of
         long-term debt                  170                         170
      Accounts payable                 3,619                       3,619
      Income taxes payable             3,172                       3,172
      Other current liabilities        8,788         (3,563)       5,225
                                    --------       --------     --------
         Total current
              liabilities             18,153         (3,563)      14,590


    Long-term debt, excluding
      current installments               328                         328
    Other long-term liabilities        1,573                       1,573
                                   ---------      ---------    ---------

    Total Liabilities                 20,054         (3,563)      16,491
    Stockholder's Equity              23,251             --       23,251
                                   ---------      ---------    ---------
    Total liabilities and
      stockholders' equity           $43,305        $(3,563)     $39,742
                                   =========      =========    =========



   See accompanying notes to unaudited pro forma condensed consolidated financial statements.

            Pro Forma Condensed Consolidated Statement of Operations
                          Year Ended December 31, 1996
                                   (unaudited)

                                                       H-W                      Pro Forma
    (in thousands, except per                       Pro Forma      Disposed      Adjust-
    share data)                     Hein-Werner      w/o GBI       Division      ments(2)      Pro Forma


    Net sales                           $68,492         $48,443     $ 6,747                      $41,696
    Cost of sales                        42,672          27,015       5,154                       21,861
                                        -------         -------     --------       --------     ---------
    Gross profit                         25,820          21,428       1,593                       19,835
    Selling, engineering, and
      administrative expenses            21,471          19,566       2,738            585        17,413
    Bad debt expenses                       420             406          15                          391
                                        -------        --------     --------       --------     ---------
    Operating profit (loss)               3,929           1,456      (1,160)          (585)        2,031
    Interest (income) expense-net         1,465              47         199           (146)         (298)
    Other expense-net                       164             164                                      164
                                        -------        --------     --------       --------     ---------
    Income before income taxes            2,300           1,245      (1,359)          (439)        2,165

    Income tax expense                      124             420                         41           461
                                       --------         -------    ---------      ---------     ---------
    Net income (loss)                   $ 2,176         $   825     $(1,359)        $ (480)      $ 1,704
                                       ========         =======    =========      =========     =========
    Earnings per common share-
      primary                           $  0.78         $  0.29                                  $  0.59
                                       ========         =======    =========      =========     =========

    Earnings per common share-
      fully diluted                     $  0.64         $  0.29                                  $  0.59
                                       ========         =======    =========      =========     =========
    Weighted average common and
      common equivalent shares
      outstanding-primary                 2,804           2,874                                    2,874
                                       ========         =======    =========      =========     =========
    Weighted average common and
      common equivalent shares
      outstanding-fully diluted           3,383           2,874                                    2,874
                                       ========         =======    =========      =========     =========



   See accompanying notes to unaudited pro forma condensed consolidated financial statements.

            Pro Forma Condensed Consolidated Statement of Operations
                         Six Months Ended June 28, 1997
                                   (unaudited)


                                                  Pro
                                                 Forma
    (in thousands, except per          Hein-    Adjust-
    share data)                       Werner    ments(2)  Pro Forma

    Net sales                         $ 19,639  $    --   $ 19,639
    Cost of sales                       10,570              10,570
                                       -------  --------   --------
    Gross profit                         9,069       --      9,069

    Selling, engineering, and
      administrative expenses            8,044      309      8,353
                                       -------   -------    -------
    Operating profit (loss)              1,025     (309)       716

    Interest (income) expense-net          114     (152)       (38)
    Other expense-net                       88       --         88
                                       -------   -------    -------

    Income before income taxes             823     (157)       666
    Income tax expense                     133      215        348
    Income from continuing
      operations                       $   690   $ (372)   $   318
                                       =======   =======    =======

    Earnings for continuing
      operations per common share-
      primary                          $  0.24             $  0.11
                                       =======              =======

    Earnings from continuing
      operations per common share-
      fully diluted                    $  0.24             $  0.11
                                       =======              =======

    Weighted average common and
      common equivalent shares
      outstanding-primary                2,838               2,838
                                       =======              =======

    Weighted average common and
      common equivalent shares
      outstanding-fully diluted          2,881               2,881
                                       =======              =======


   See accompanying notes to unaudited pro forma condensed consolidated financial statements.

   HEIN-WERNER CORPORATION
   NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

   NOTE 1

   The pro forma condensed consolidated balance sheet has been prepared to reflect the sale by the Company of substantially all of the business, certain assets and liabilities of the Division. The pro forma adjustments as of June 28, 1997 reflect the application of proceeds from the sale of the Division to investments in cash equivalents and to establish remaining accrued liabilities.

   NOTE 2

   The pro forma condensed consolidated statement of operations for the year ended December 31, 1996 includes a column titled "H-W pro forma without GBI." This information is taken from the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission relating to the May 29, 1997 sale of the Great Bend Industries ("GBI") division. The final pro forma numbers, therefore, reflect the sale of both GBI and the Division. The pro forma condensed consolidated statements of operations for the year ended December 31, 1996 and the six months ended June 28, 1997 are based upon the financial statements of the Company for the year ended December 31, 1996 and the six months ended June 28, 1997, respectively, after giving effect to the following pro forma adjustments:

   a) Increase in interest earned from the investment of the proceeds obtained from the sale of the Division and collection of the receivables retained in the transaction, computed at rates in effect during the respective periods.

   b) Retention of certain central office selling, engineering, and administrative expenses and other expenses previously allocated to the Division, offset by a reduction of certain central office expenses as a result of the sale of the Division. The historical financial statements for the six months ended June 28, 1997, reflect the Division as a discontinued operation. As a result, the only adjustments to the statement of operations are those which reflect pro forma interest earned on cash proceeds received and for certain central office costs previously allocated to the Division but which will continue after the disposition.

   c) Provision for income taxes is needed so that income taxes on the U.S. portion of consolidated pro forma income before taxes reflects U.S. statutory rates. For the six months ended June 28, 1997, losses in certain countries for which no tax benefit could be recorded due to an inability to carry those losses back resulted in tax expense of $133 on foreign losses before income taxes of $99. This results in consolidated pro forma income tax expense of 52.3% of consolidated income before income taxes, even though income taxes have been provided at 38% on the U.S. portion thereof.

   d) For the year ended December 31, 1996, pro forma weighted average common and common equivalent shares reflect the issuance of 564,381 additional options in connection with the repayment of certain convertible subordinated notes. For the six months ended June 28, 1997, the issuance of these additional options had already occurred and is reflected in both this historical and pro forma amounts.


        (c.) Exhibits.

             The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 HEIN-WERNER CORPORATION


   September 12, 1997            By:  /s/ Mary L. Kielich
                                      Mary L. Kielich
                                      Corporate Controller, Assistant
                                      Secretary and Assistant
                                      Treasurer

                             HEIN-WERNER CORPORATION

                            EXHIBIT INDEX TO FORM 8-K
                          Report Dated August 28, 1997

   Exhibit

   (2.1) Asset Purchase Agreement, dated as of August 18, 1997, by and among Hein-Werner Corporation, a Wisconsin corporation, Van Norman Equipment Co., Inc., a Minnesota corporation, and Cornelius E. Mieras